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                                                                      Exhibit 99
                                                                      ----------

                           MAIN STREET BANCORP, INC.
                                601 Penn Street
                               Reading, PA 19603


FOR IMMEDIATE RELEASE                CONTACT:  Andrew J. Rothermel
October 27, 2000                               Executive Vice President and
                                               General Counsel
                                               (610) 685-1400


                           MAIN STREET BANCORP, INC.
                         ANNOUNCES THE APPOINTMENT OF
                             HARTLINE AS DIRECTOR



     Reading, PA, October 27, 2000--The Boards of Directors of Main Street Bancorp, Inc. (NASDAQ, NMS: MBNK), and its wholly-owned subsidiary, Main Street Bank, have announced the appointment of Brian M. Hartline, President and Chief Executive Officer of the Company and the Bank as a Director of the Company and the Bank. Alfred B. Mast, Chairman of the Executive Committee of the Board, stated, "In the brief period since he was appointed President and CEO, Brian has demonstrated that he has the vision and abilities to transform Main Street into a high performing financial services company. We are pleased to welcome him now as a member of the Board."

     Mr. Hartline's appointment fills vacancies left on the Boards of the Company and the Bank following the resignation of Joseph P. Schlitzer as a Director.

     Main Street Bancorp, Inc. with assets of $1.6 Billion, is a Pennsylvania corporation, headquartered in Reading, PA and is a registered bank holding company that operates Main Street Bank, a State Chartered, Federal Reserve Member, FDIC insured bank.

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